UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2017

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2017, the Board of Directors of Fluor Corporation (the “Company”) appointed Bruce A. Stanski, the Company’s Group President, Government, to replace Biggs Porter (whose retirement was previously announced in March) as Executive Vice President and Chief Financial Officer of the Company.  The appointment is effective August 4, 2017.  Mr. Stanski, age 56, has served as the Company’s Group President, Government, since August 2009.

Mr. Stanski has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. In addition, there have been no transactions involving Mr. Stanski that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2017	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Executive Vice President, Chief Legal Officer and Secretary